UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2008

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Overland Trail, P.O. Box 766, Casper, Wyoming		82602
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3072379330

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 22, 2008, Double Eagle Petroleum Co. (the "Company") mailed formal notification to Baker/MO Services ("Baker") of the Company's termination of the Managed Services Agreement ("Agreement") entered into on July 26, 2007. The Agreement will terminate 90 days after Baker’s receipt of this notice, in accordance with the terms of the Agreement.

The Agreement provided for Baker to provide personnel, supervision, logistics, supplies, management and sub-contractors for construction, development and operation of the Catalina Coal Bed Natural Gas Unit in the Atlantic Rim of Wyoming. The Agreement is performance based, with the Company and Baker sharing in any cost savings achieved. The original contract with Baker was for a period of five years, with each party having the right to terminate upon 90 days’ written notice.

The Agreement is being terminated to provide the Company with greater flexibility and control over its future development projects in the Catalina Unit. There are no early termination penalties expected to be incurred in connection with this termination.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

February 28, 2008	By:	Kurtis S. Hooley

Name: Kurtis S. Hooley
Title: Chief Financial Officer